Exhibit 99.2

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the underwritten public secondary offering of 1,865,042 shares of common stock of FCStone Group, Inc. (the “Company”) by certain of its stockholders (the “Selling Shareholder”) pursuant to the Company’s Automatic Effective Registration Statement on Form S-3 (File No. 333-144499), which was filed with the Securities and Exchange Commission on July 12, 2007, as supplemented by the Company’s preliminary prospectus supplement dated July 31, 2007, other than underwriting discounts and commissions. All of the amounts shown are estimated.

Item	Amount
Securities and Exchange Commission Registration Fees	$2,711.11
Accounting Fees and Expenses	$75,000.00
Legal Fees and Expenses	$137,00.00
Miscellaneous (Including Printing Expenses)	$151,800.00
Total	$366,511.11